UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23515 NE Novelty Hill Road, Suite B221#125 Redmond, WA	98053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 276-2300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC
(The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.

On February 9, 2023, Eliem Therapeutics, Inc. (the “Company” or “Eliem”) issued a press release providing strategic updates, announcing a restructuring plan and leadership transitions and providing an update on the Company’s unaudited cash, cash equivalents and marketable securities as of December 31, 2022. In such press release, the Company reported that its unaudited cash, cash equivalents and marketable securities were approximately $123.6 million as of December 31, 2022. These preliminary estimates are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2022 and have not been audited, reviewed, or compiled by its independent registered public accounting firm. The Company’s actual consolidated cash, cash equivalents and marketable securities balance as of December 31, 2022 may differ from these estimates due to the completion of the Company’s year-end closing and auditing procedures. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 7, 2023, the Company’s Board of Directors (the “Board”) approved a restructuring plan (the “Plan”) to conserve financial resources and better align the Company’s workforce with current business needs, as a result of the decision to pause development of ETX-155 and focus on the Company’s preclinical Kv7.2/3 program. As part of the Plan, the Company will reduce its workforce by approximately 55% in the first half of 2023.

The Company estimates that it will incur approximately $17.1 million in charges in connection with the Plan, which will be substantially incurred in 2023. These charges primarily relate to employee transition, severance payments, employee benefits, and stock-based compensation. Of the aggregate amount of charges that the Company estimates it will incur in connection with the Plan, the Company expects that approximately $7.3 million will be in future cash expenditures. The actions associated with the employee restructuring under the Plan are expected to be substantially complete by the third quarter of 2023, subject to local law and consultation requirements.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation and Consulting Agreements

On February 13, 2023, Eliem entered into a letter agreement with three of its executive officers – President, Chief Executive Officer and Director Robert Azelby, Executive Vice President, Chief Operating Officer and Chief Financial Officer Erin Lavelle, and Executive Vice President and General Counsel James Bucher (each, an “Officer”) – pursuant to which each such Officer will resign from his or her positions with the Company. Specifically:

•

The Company and Mr. Azelby mutually agreed that Mr. Azelby will resign as President, Chief Executive Officer and as a member of the Board. Mr. Azelby’s resignation from the foregoing offices and as a member of the Board is effective on February 13, 2023 (the “Azelby Separation Date”). Mr. Azelby and the Company entered into a separation and consulting agreement, dated February 13, 2023 (the “Azelby Separation Agreement”) pursuant to which, and subject to a general release and waiver of claims against the Company, Mr. Azelby will receive the following severance benefits as a result of his resignation: (i) a lump sum payment on the first regularly scheduled payroll date following the Azelby Separation Date of $1,404,000, which is equal to twenty four months of Mr. Azelby’s current base salary , (ii) a payment of $912,600, which is equal to two times Mr. Azelby’s annual bonus for the calendar year 2023, (iii) COBRA Health Insurance Premiums for twenty-four months following the Azelby Separation Date, and (iv) accelerated vesting of Mr. Azelby’s outstanding and unvested stock options as of the Azelby Separation Date.

•

The Company and Ms. Lavelle mutually agreed that Ms. Lavelle will resign as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. Ms. Lavelle’s resignation from the foregoing offices will become effective on March 10, 2023 (the “Lavelle Separation Date”). Ms. Lavelle

and the Company entered into a separation and consulting agreement, dated February 13, 2023 (the “Lavelle Separation Agreement”) pursuant to which, and subject to a general release and waiver of claims against the Company, Ms. Lavelle will receive the following severance benefits (the “Lavelle Employment Agreement”) as a result of her resignation: (i) a lump sum payment on the first regularly scheduled payroll date following the Lavelle Separation Date of $726,520, which is equal to eighteen months of Ms. Lavelle’s current base salary, (ii) a payment of $326,957, which is equal to 1.5 times Ms. Lavelle’s annual bonus for the calendar year 2023, (iii) COBRA Health Insurance Premiums for eighteen months following the Lavelle Separation Date, and (iv) accelerated vesting of Ms. Lavelle’s outstanding and unvested stock options as of the Lavelle Separation Date.

The foregoing descriptions of the Azelby Separation Agreement and Lavelle Separation Agreement (together, the “Separation Agreements”) do not purport to be complete and are qualified in their entirety by the terms and conditions of the Separation Agreements, forms of which are filed as Exhibit 10.1 and 10.2 hereto and incorporated by reference herein.

Appointment of Executive Chairman

On February 13, 2023, in connection with the departure of Mr. Azelby, Andrew Levin assumed the role of Executive Chairman and will act as the Company’s principal executive officer on an interim basis while the Company conducts a search for a permanent Chief Executive Officer. Dr. Levin, age 46, who is a Co-Founder of Eliem and served as the Company’s Chief Executive Officer from October 2018 to October 2020, has served as the Chairman of the Board since February 2019. Since 2015, Dr. Levin has served as a Managing Director on the Investment Team at RA Capital Management, L.P. Previously, Dr. Levin was a Vice President at H.I.G. BioVentures, and prior to that he served as the Director of Pharmaceutical Sciences for the Clinton Health Access Initiative. Dr. Levin holds a B.S. in mechanical engineering from Princeton University, a Ph.D. in biomedical engineering from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School.

Dr. Levin has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The Company is a party to certain transactions in which Dr. Levin has a direct or indirect material interest and in which the amounts involved exceed $120,000. The Company is party to an investor rights agreement, or IRA, as amended in March 2021, with certain of its stockholders, including entities affiliated with Dr. Levin. In addition, the Company was previously a party to a services agreement with Carnot, LLC (along with its successor agreements, the “Carnot Agreement”) which was terminated on December 2, 2022. Under the terms of the Carnot Agreement, Carnot Pharma, LLC provided research and services related to Eliem’s drug discovery, research and development programs and Eliem compensated Carnot Pharma, LLC for the time its personnel devoted to such efforts. Subsequent to the Company’s entering into the Carnot Agreement, Carnot, LLC was dissolved and the services agreement transitioned to its successor Carnot Pharma, LLC. RA Capital Management, L.P. is the manager of the members of Carnot Pharma, LLC and Dr. Levin is the President of Carnot Pharma, LLC.

Item 8.01	Other Items.

On February 9, 2023, Eliem provided updates on the status of the ETX-155 clinical program along with its pipeline of preclinical programs.

Pipeline Reprioritization

The Board has determined that it is in the best interests of the Company and its stockholders to re-prioritize Eliem’s pipeline to focus on its high-potential preclinical Kv7.2/3 program (“Kv7 Program”) and the development of its lead Kv7.2/3 candidate, ETX-123. Kv7.2/3 is a target that has clinical validation in epilepsy and pain, with further potential in depression disorders. Eliem has identified multiple Kv7.2/3 modulators in a novel and highly differentiated chemical space, and its lead candidate, ETX-123, has demonstrated excellent potency, selectivity, and in vivo anticonvulsant activity. The Company plans to commence a first-in-human Phase 1 trial in the first half of 2024.

Update on ETX-155

In connection with its focus on the Kv7 Program, the Company will pause all further development of ETX-155, a novel GABAA receptor positive allosteric modulator neuroactive steroid (“GABAA PAM”) that is Phase 2-ready for major depressive disorder (MDD), with the potential to also pursue development in epilepsy.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to: expected benefits of and timing of completion of the Plan, and the expected costs and charges of the Plan; the advancement of Eliem’s pipeline; the continued development and clinical and therapeutic potential of Eliem’s Kv7 channel opener program; Eliem’s planned activities and expectations for the Kv7 channel opener program, including the initiation of IND-enabling safety studies and Phase 1 studies, and the timing thereof; Eliem’s commitment to developing therapies targeting neuronal excitability disorders; and certain of Eliem’s preliminary financial results as of December 31, 2022. Words such as “believe,” “estimated,” “expected,” “focus,” “planned,” “potential,” “preliminary,” “reported,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are based upon Eliem’s current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: the clinical, therapeutic and commercial value of the Kv7 program; risks related to the potential failure of the Kv7 program to demonstrate safety and efficacy in clinical testing; Eliem’s ability to initiate and conduct clinical trials and studies of Kv7 program sufficient to achieve a positive completion; Eliem’s ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Eliem’s preclinical and clinical development activities; the sufficiency of Eliem’s capital and other resources; risks and uncertainties related to regulatory application, review and approval processes and Eliem’s compliance with applicable legal and regulatory requirements; market competition; changes in economic and business conditions; impacts on Eliem’s business due to external events, including health pandemics or other contagious outbreaks, such as the current COVID-19 pandemic; the risk that the restructuring costs and charges may be greater than anticipated; the risk that Eliem’s restructuring efforts may adversely affect Eliem’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that Eliem’s restructuring efforts may negatively impact Eliem’s clinical development; the risk that Eliem’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and other factors discussed under the caption “Risk Factors” in Eliem’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022. This filing is available on the SEC’s website at www.sec.gov. Additional information will also be set forth in Eliem’s other reports and filings it will make with the SEC from time to time. The forward-looking statements made in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Eliem expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Eliem’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Separation and Consulting Agreement, dated February 13, 2023, by and between Eliem Therapeutics, Inc. and Robert Azelby

10.2	Separation and Consulting Agreement, dated February 13, 2023, by and between Eliem Therapeutics, Inc. and Erin Lavelle

99.1	Press release of Eliem Therapeutics, Inc., dated February 9, 2023

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: February 13, 2023	By:	/s/ James B. Bucher
James B. Bucher
Executive Vice President and General Counsel